Exhibit 10.1

SIXTH AMENDED AND RESTATED

MAGELLAN MIDSTREAM PARTNERS

LONG-TERM INCENTIVE PLAN

February 15, 2006

SECTION 1. Purpose of the Plan.

The Magellan Midstream Partners Long-Term Incentive Plan (the “Plan”) is intended to promote the interests of Magellan Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”), by providing to directors of Magellan GP, LLC, a Delaware limited liability company (the “Company”), the general partner of the Partnership, and employees of its Affiliates who perform services for the Partnership incentive compensation awards for superior performance that are based on Units. Solely for the purposes of determining those employees eligible for participation in the Plan, Magellan Midstream Holdings GP, LLC (“MMHGP, LLC”) and its Affiliates shall be deemed to be Affiliates of the Company for so long as MMHGP, LLC and/or its Affiliates own a 50% or greater membership interest in the Company. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to the business of the Partnership, thereby advancing the interests of the Partnership and its partners.

SECTION 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award” means an Option, Phantom Unit or Performance Award granted under the Plan, and shall include any tandem DERs granted with respect to a Phantom Unit.

“Award Agreement” means the written agreement by which an Award shall be evidenced.

“Board” means the Board of Directors of the Company.

“Committee” means the Compensation Committee of the Board or such other committee of the Board appointed by the Board to administer the Plan.

“DER” means a contingent right, granted in tandem with a specific Phantom Unit, to receive an amount in cash equal to the cash distributions made by the Partnership with respect to a Unit during the period such Phantom Unit is outstanding.

“Director” means a member of the Board who is not an Employee.

“Disability” shall have the meaning ascribed to such term in the Company’s governing long-term disability plan, or if no such plan is applicable to the Participant, at the discretion of the Board.

“Employee” means any employee of the Company or an Affiliate who performs services for the Partnership, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

“Option” means an option to purchase Units granted under the Plan.

“Participant” means any Employee or Director granted an Award under the Plan.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Williams Energy Partners L.P, as it may be amended or amended and restated from time to time.

“Performance Award” means a right, granted under Section 6(c) hereof, to receive Awards based upon performance criteria specified by the Committee.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Phantom Unit” means a phantom (notional) Unit granted under the Plan which upon vesting entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit, whichever is determined by the Committee.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is not exercisable by or payable to the Participant.

“Retirement” shall have the meaning ascribed to such term in the Company’s governing tax-qualified retirement plan applicable to the Participant, or if no such plan is applicable to the Participant, at the discretion of the Committee.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Unit” means a Common Unit of the Partnership.

SECTION 3. Administration.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following and any applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation all references in the Plan to the “Committee”, other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer subject to Rule 16b-3 or a member of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of any Award.

SECTION 4. Units.

(a) Units Available. Subject to adjustment as provided in Section 4(c), the number of Units with respect to which Awards may be granted under the Plan is 700,000. If any Option or Phantom Unit is forfeited or otherwise terminates or is canceled without the delivery of Units, then the Units covered by such Award, to the extent of such forfeiture, termination or cancellation, shall again be Units with respect to which Awards may be granted.

(b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate, the Partnership or any other Person, or any combination of the foregoing.

(c) Adjustments. In the event that the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number.

SECTION 5. Eligibility.

Any Employee or Director shall be eligible to be designated a Participant and receive an Award under the Plan.

SECTION 6. Awards.

(a) Options. The Committee shall have the authority to determine the Employees and Directors to whom Options shall be granted, the number of Units to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i) Exercise Price. The purchase price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted and may be more or less than its Fair Market Value as of the date of grant.

(ii) Time and Method of Exercise. The Committee shall determine the Restricted Period, i.e., the time or times at which an Option may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, a “cashless-broker” exercise through procedures approved by the Company, other securities or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.

(iii) Forfeiture. Except as otherwise provided in the terms of the Option grant, upon termination of a Participant’s employment with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all Options shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options.

(b) Phantom Units. The Committee shall have the authority to determine the Employees and Directors to whom Phantom Units shall be granted, the number of Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Phantom Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to such Phantom Units.

(i) DERs. To the extent provided by the Committee, in its discretion, a grant of Phantom Units may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.

(ii) Forfeiture. Except as otherwise provided in the terms of the Phantom Units grant, upon termination of a Participant’s employment with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all Phantom Units shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Phantom Units.

(iii) Lapse of Restrictions. Upon or as soon as reasonably practical following the vesting of each Phantom Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to receive from the Company one Unit or cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.

(c) Performance Awards. The Committee is authorized to grant Performance Awards to Participants on the following terms and conditions:

(i) Right to Payment. A Performance Award shall confer upon Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Award is granted, in whole or in part, as the Committee shall establish at grant or thereafter. The performance criteria and all other terms and conditions of the Performance Award shall be determined by the Committee upon the grant of each Performance Award or thereafter.

(ii) Other Terms. A Performance Award may be denominated or payable in cash, deferred cash, Units, other Awards or other property, and other terms of Performance Awards shall be, as determined by the Committee.

(d) General.

(i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii) Limits on Transfer of Awards.

(A) Except as provided in (C) below, each Option shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B) Except as provided in (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(C) To the extent specifically provided by the Committee with respect to an Option grant, an Option may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish. In addition, Awards may be transferred by will and the laws of descent and distribution.

(iii) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(iv) Unit Certificates. All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(v) Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee determines.

(vi) Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any grant agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award grant agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, cashless-broker exercises with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Units or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid to the Company pursuant to the Plan or the applicable Award Agreement.

SECTION 6A. Change in Control.

(a) Awards Granted Prior to February 3, 2003. Upon a Change in Control or such period prior thereto as may be established by the Committee, all Awards granted prior to February 3, 2003 shall automatically vest and become payable or exercisable, as the case may be, in full and all Restricted Periods shall terminate and all performance criteria, if any, shall be deemed to have been achieved at the maximum level with respect to such Awards.

(b) Awards Granted On or After February 3, 2003, and Prior to a Change in Control. If, within two (2) years following a Change in Control, a Participant has a Termination of Affiliation (excluding any transfer to an Affiliate of the Company) voluntarily for Good Reason or involuntarily (other than due to Cause), Awards granted on or after February 3, 2003, and prior to a Change in Control, shall automatically vest and become payable or exercisable, as the case may be, in full, and all Restricted Periods shall terminate and all performance criteria, if any, shall be deemed to have been achieved at the maximum level with respect to such Awards. To the extent an Option granted on or after February 3, 2003, and prior to a Change in Control, is not exercised upon a Change in Control, the Committee may, in its discretion, cancel such Award without payment or provide for a replacement grant with respect to such property and on such terms as it deems appropriate.

(c) Definitions. For purposes of this Section 6A only, the following terms shall have the meanings set forth below:

(i) “Cause” means, unless otherwise defined in an Award Agreement, the occurrence of any one or more of the following, as determined in the good faith and reasonable judgment of the Committee: (i) willful failure by a Participant to substantially perform his or her duties (as they existed immediately prior to a Change of Control), other than any such failure resulting from a Disability, or (ii) gross negligence or willful misconduct of the Participant which results in a significantly adverse effect upon the Company, the Partnership, or an Affiliate thereof, or (iii) willful violation or disregard of the code of business conduct or other published policy of the Company, the Partnership, or an Affiliate thereof by the Participant, or (iv) Participant’s conviction of a crime involving an act of fraud, embezzlement, theft, or any other act constituting a felony or causing material harm, financial or otherwise, to the Company, the Partnership, or an Affiliate thereof.

(ii) “Change in Control” shall be deemed to have occurred upon the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Partnership, the Company or Magellan Midstream Holdings, L.P. (“MMH, L.P.”) or MGG Midstream Holdings, L.P. (“MGGH, L.P.”) to any Person or its controlling Affiliates, other than to MMHGP, LLC and/or its Affiliates; (ii) the consolidation, reorganization, merger or other transaction pursuant to which more than 50% of the combined voting power of the outstanding equity interests in the Company cease to be owned by MMH, L.P., MMHGP, LLC and/or their controlling Affiliates; (iii) the general partner (whether the Company or any other Person) of the Partnership ceases to be an Affiliate of MMHGP, LLC, (iv) the sale, consolidation, reorganization, merger or other transaction pursuant to which more than 50% of the combined voting power of the outstanding equity interest of MMHGP, LLC ceases to be owned by MGGH, L.P., MGG Midstream Holdings GP, LLC (“MGGHGP, LLC”) and/or their controlling Affiliates (v) the general partner (whether MMHGP, LLC or any other Person) of MMH, L.P. ceases to be an Affiliate of MGGHGP, LLC or (vi) the sale, consolidation, reorganization, merger or other transaction pursuant to which more than 50% of the combined voting power of the outstanding equity interests in MGGHGP, LLC is owned by Persons not having an ownership position in MGGHGP, LLC on January 1, 2006.

(iii) “Termination of Affiliation” occurs on the first day on which an individual is for any reason no longer providing services to the Company, the Partnership, or an Affiliate thereof.

(iv) “Good Reason” means, unless otherwise defined in an Award Agreement, the occurrence, within two years following a Change of Control and without a Participant’s prior written consent, of any one or more of the following:

(1) a material change in the Participant’s duties from those assigned to the Participant immediately prior to a Change of Control, unless associated with a bona fide promotion of the Participant and a commensurate increase in the Participant’s compensation, in which case the Participant shall be deemed to consent;

(2) a significant reduction in the authority and responsibility assigned to the Participant;

(3) the removal of the Participant from, or failure to reelect the Participant to, any corporate or similar office of the Company, the Partnership, or an Affiliate thereof to which the Participant may have been elected and was occupying immediately prior to a Change of Control, unless associated with a bona fide promotion of the Participant and a commensurate increase in the Participant’s compensation or in connection with the election or appointment of the Participant to a corresponding or higher office of the Company or any Affiliate, in each which case the Participant shall be deemed to consent;

(4) reduction of a Participant’s base salary;

(5) termination of any of the incentive compensation plans of the Partnership or the Company in which the Participant shall be participating at the time of a Change of Control, unless such plan is replaced by a successor plan providing incentive opportunities and awards at least as favorable to the Participant as those provided in the plan being terminated;

(6) amendment of any of the incentive compensation plans of the Partnership or the Company in which the Participant shall be participating at the time of a Change of Control so as to provide for incentive opportunities and awards less favorable to the Participant than those provided in the plan being amended;

(7) failure by the Company, the Partnership, or an Affiliate thereof to continue the Participant as a participant in any of the Company’s or Partnership’s incentive compensation plans in which the Participant is participating immediately prior to a Change of Control on a basis comparable to the basis on which other similarly situated employees participate in such plan;

(8) except in relation to a wage freeze applicable to all employees of the Company, the Partnership, or an Affiliate thereof, modification of the administration of any of the incentive compensation plans so as to adversely affect the level of incentive opportunities or awards actually received by the Participant;, or

(9) a requirement by the Company, the Partnership, or an Affiliate thereof that the Participant’s principal duties be performed at a location more than fifty (50) miles from the location where the Participant was employed immediately preceding the Change of Control, except for travel reasonably required in the performance of the Participant’s duties.

SECTION 7. Amendment and Termination.

Except to the extent prohibited by applicable law:

(a) Amendments to the Plan. Except as required by the rules of the principal securities exchange on which the Units are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that no amendment to the Plan may be made without the approval of a Unit Majority (as defined in the Partnership Agreement) that would permit DERs to be granted prior to the end of the Subordination Period (as defined in the Partnership Agreement).

(b) Amendments to Awards. Subject to Section 7(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall materially reduce the benefit to Participant without the consent of such Participant.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Partnership or the financial statements of the Partnership, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

SECTION 8. General Provisions.

(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes. In no event shall the withholding for taxes exceed that which is necessary to satisfy the employer’s minimum withholding requirements.

(c) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate or to remain on the Board, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award agreement.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware law without regard to its conflict of laws principles.

(e) Severability. If any provision of the Plan or any award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any award under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Compensation Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer or such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g) No Trust or Fund Created. Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.

(h) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j) Facility Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(k) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

SECTION 9. Term of the Plan.

The Plan shall be effective on the date of its approval by the Board and shall continue until the date terminated by the Board or Units are no longer available for the payment of Awards under the Plan, whichever occurs first. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.